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                                                                  EXHIBIT 23.02

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in the registration statements of Silicon Valley Research, Inc. and subsidiaries on Form S-8 (File Nos. 2-293335, 33-2885, 33-10593, 33-20855, 33-67304, 33-97988) of our report dated
May 23, 1995, on our audits of the consolidated financial statements and financial statement schedule of Silicon Valley Research, Inc. and subsidiaries as of March 31, 1995, and for the years ended March 31, 1995 and 1994, which report is included in this 1996 Annual Report on Form 10-K.

                                          COOPERS & LYBRAND L.L.P.

San Jose, California
June 20, 1996